Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 20, 2015, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-201633) and related Prospectus of Tankships Investment Holdings Inc. for the registration of its common shares.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

February 20, 2015